EXHIBIT 10.13.1

LIST OF EMPLOYEES PARTY TO EMPLOYMENT SEVERANCE AGREEMENT

Each of the individuals identified below is party to an employment severance agreement with Baxano Surgical, Inc. in the form included as Exhibit 10.13 to Baxano’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013:

Ken Reali

Stephen Ainsworth

Rick Feiler

Mukesh Ramchandani

Stephanie Fitts

Timothy M. Shannon

Greg D. Slusser

Matthew Pickens